AGREEMENT BETWEEN ALABAMA POWER COMPANY
                                           AND COVOL TECHNOLOGIES, INC.
                                         FOR THE SALE AND PURCHASE OF COAL

                                                 TABLE OF CONTENTS

                                                                          PAGE

         1.01 MUTUAL OBLIGATIONS.........................................  1

         2.01 DEFINITIONS................................................  1

         3.01 TERM OF AGREEMENT..........................................  2

         4.01 BASE PRICE PER TON OF CCP (BASE TONNAGE)...................  2

         4.02 BASE PRICE PER TON OF CCP (OPTION TONNAGE).................  2

         4.03 ADJUSTMENTS - GENERAL......................................  2

         4.04 GOVERNMENTAL IMPOSITIONS...................................  2

         4.05 CALORIFIC VALUE ADJUSTMENT.................................  2

         4.06 EXCESS ASH ADJUSTMENT......................................  3

         4.07 EXCESS MOISTURE ADJUSTMENT.................................  4

         5.01 BILLING AND PAYMENT........................................  4

         6.01 SHIPMENT: TRUCK............................................  5

         6.02 SHIPMENT: BARGE............................................  6

         6.03 FREIGHT CHARGES. TITLE AND RISK OF LOSS - BARGE DELIVERIES.  7

         6.04 FREIGHT CHARGES. TITLE AND RISK OF LOSS - TRUCK DELIVERIES.  7

         7.01 QUANTITY REQUIREMENTS (BASE TONNAGE).......................  7

         7.02 QUANTITY REQUIREMENTS (OPTION TONNAGE).....................  7

         8.01 WEIGHING...................................................  8

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         9.01 GUARANTEED SPECIFICATIONS..................................  8

         9.02 TERMINATION OF AGREEMENT BY BUYER FOR OPERATIONAL
         PROBLEMS........................................................  9

         10.01 SAMPLING AND ANALYSIS..................................... 10

         11.01 REJECTION OF CCP FOR CCP QUALITY DEFICIENCIES............. 10

         11.02 SUSPENSION OF SHIPMENTS FOR DEFICIENCIES.................. 11

         11.03 TERMINATION OF AGREEMENT FOR DEFICIENCIES................. 13

         11.04 CANCELLATION.............................................. 13

         12.01 BUYOUT OPTION............................................. 14

         13.01 CANCELLATION FOR UNREMEDIED BREACH........................ 14

         13.02 START UP REQUIREMENTS..................................... 14

         14.01 FORCE MAJEURE............................................. 15

         15.01 CHANGES IN ENVIRONMENTAL RELATED REQUIREMENTS............. 17

         16.01 WARRANTIES................................................ 20

         17.01 INDEPENDENT CONTRACTOR.................................... 20

         18.01 BINDING EFFECT............................................ 21

         19.01 ASSIGNMENTS............................................... 20

         20.01 ACCOUNTING AND AUDIT...................................... 21

         21.01 SITE VISITS; COAL PROPERTY................................ 21

         22.01 WAIVER.................................................... 22

         23.01 REMEDIES FOR BREACH....................................... 22

         24.01 REMEDIES CUMULATIVE....................................... 22

         25.01 NOTICES................................................... 22


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         26.01 AGENT FOR PURCHASER....................................... 23

         27.01 CAPTIONS.................................................. 23

         28.01 APPLICABLE LAW............................................ 24

         29.01 COMPLIANCE WITH LAWS AND REGULATIONS...................... 24

         30.01 ENTIRE AGREEMENT.......................................... 24

         31.01 CONFIDENTIAL AND PROPRIETARY INFORMATION.................. 24

         32.01 CONTRACT TERMS BINDING ON PARTIES' EMPLOYEES' SUPPLIERS
         AND SUB-CONTRACTORS............................................. 25


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                                      AGREEMENT BETWEEN ALABAMA POWER COMPANY
                                           AND COVOL TECHNOLOGIES, INC.
                                         FOR THE SALE AND PURCHASE OF COAL

         This Agreement is made and entered into this _ day of ___________ 1996 by and between ALABAMA POWER COMPANY, a corporation organized and existing under the laws of the State of Alabama, and having its principal office in the City of Birmingham, Alabama ("PURCHASER") and COVOL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, ("SELLER").
         WHEREAS, PURCHASER, an electric public utility, owns and operates power generating stations which require large quantities of coal; and
         WHEREAS, SELLER owns or otherwise controls the COVOL Process (as hereinafter defined) from which SELLER desires to process and sell coal to PURCHASER.
         NOW, THEREFORE, in consideration of the premises and covenants herein. PURCHASER and SELLER agree as follows:
         1.01 MUTUAL OBLIGATIONS. SELLER agrees to process coal into the Covol Coal Product (CCP) and sell such Covol Coal Product to PURCHASER and PURCHASER agrees to buy Covol Coal Product from SELLER on the terms and conditions and in the quantities and quality set forth herein.
         2.01     DEFINITIONS. The following  definitions  shall  apply  in this
                  Agreement:
         a. "Contract Year" shall mean each calendar year during the term of this Agreement.
         b.       "Ton" or "ton" shall  mean  two  thousand  pounds  avoirdupois weight.
         c.       "Base Price" is the price  calculated as  provided in  Section
                  4.01 and 4.02 herein.
         d.       "Billing Price" is the  Base Price as  adjusted  pursuant   to
                  Section 4.03 and 4.05.
         e. "COVOL Coal Product" (CCP) is a coal briquette produced from coal fines utilizing the Covol Process.


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         f.       "COVOL Coal Process "is a  proprietary  process  developed and patented by Covol whereby coal fines are converted into a synthetic fuel in the form of a high quality briquette.
         g.       A  "Shipment"  shall  occur  when  SELLER   delivers   CCP  in
                  sufficient quantities into a barge or truck.
         3.01 TERM OF AGREEMENT. The term of this Agreement shall be for a period of five contract years commencing on January 1, 1997 and shall continue in full force and effect during the five years unless earlier terminated or extended according to the provisions of this Agreement. PURCHASER shall have the unilateral right to extend this Agreement for two additional five (5) year consecutive periods by giving Seller l80 days notice prior to the end of the then current term. Purchaser must exercise the first five year option in order to have the right to the second five year term.
         4.01 BASE PRICE PER TON OF CCP (BASE TONNAGE). The Base Price per Ton of CCP, effective January l, 1997 is 1) $22.00 per ton plus the freight charges (to be mutually agreed upon by November 30, 1996) f.o.b. Plant for CCP delivered by truck to any of PURCHASER's Plants or Transloading Facilities, or
2) $23.00 per ton f.o.b. barge for CCP loaded in the Port Birmingham area. The Base Price is subject to adjustment as provided for herein. It is understood that the Base Price includes all costs for mining, processing, marketing or quality control work necessary to meet the quantity or quality specifications hereof.
         4.02     BASE PRICE PER TON OF CCP (OPTION TONNAGE).  The  Base   Price
per Ton of CCP for option tonnage as described in Section 7.02 shall be mutually agreed upon.
         4.03 ADJUSTMENTS - GENERAL. The Billing Price shall be adjusted January 1 of each calendar year using a fixed escalation rate of one percent (1%) annually for the first five (5) year period, with the initial adjustment to be effective January 1, 1998. Such adjustment shall be calculated by applying a multiplier of 1.01 to the prior year's Billing Price. The annual escalation rate


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applicable  to each five (5) year  option shall  be mutually  agreed upon by the parties.
         4.04 GOVERNMENTAL IMPOSITIONS. The parties agree that the cost of any and all Government Impositions will be the sole responsibility of SELLER.
         4.05     CALORIFIC  VALUE  ADJUSTMENT.   The   amount  to  be  paid  by
PURCHASER for the CCP delivered under this Agreement shall be adjusted on the basis of the actual "as received" Calorific value of the CCP as determined from the samples taken and analyzed in accordance with Section 10.01 and Annex D hereof. The Calorific Value Adjusted Price for CCP shipped from SELLER and accepted by PURCHASER during any calendar month shall be determined as follows:
The monthly weighted average "as received" Calorific value of all CCP received by PURCHASER hereunder during the calendar month shall be divided by the Minimum Calorific Value Specification of 12,000 Btu/lb, as set forth in Section 9.01. The resulting quotient shall be multiplied by the then-current Billing Price determined by PURCHASER. The resulting product shall then be added to or subtracted from the then-current Billing Price.
         PURCHASER   shall  submit  to  SELLER  analyses  of  CCP  received  and
computations   of  the  Calorific  value   adjustments  to   substantiate   such
adjustments. The Calorific value adjustment mechanism is further detailed and illustrated in Annex A, and such adjustments shall be made in accordance with Annex A.
         4.06 EXCESS ASH ADJUSTMENT. In addition to other adjustments, the price per Ton to be paid by PURCHASER for CCP delivered under this Agreement shall be adjusted downward in proportion to the ash content in excess of 14%. This adjustment shall be subtracted from the Calorific Value Adjusted Price of such CCP and shall be based upon the "as received" ash content of CCP shipped each month. The amount per Ton of this excess ash adjustment shall be calculated according to the following formula:


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         The  adjustment  shall be $0.25 per Ton  multiplied by the portion of a percent by which the "as received" ash content of CCP supplied hereunder exceeds 14% by an amount up to 0.99%. The adjustment shall be $0.45 per Ton multiplied by the number of percentage points (or portions thereof) by which the "as received" ash content of CCP supplied hereunder exceeds 14% by an amount of 1.00% or more. No adjustment shall be made if the "as received" ash content is less than 14%. The excess ash adjustment is further detailed and illustrated in Annex B and such adjustments shall be made in accordance with Annex B. This adjustment in price is in addition to any other remedies provided under this Agreement or at law.
         4.07 EXCESS MOISTURE ADJUSTMENT. In addition to other adjustments, the price per Ton to be paid by PURCHASER for CCP delivered under this Agreement shall be adjusted downward in proportion to the moisture content as described below. This adjustment shall be subtracted from the Calorific Value Adjusted Price of such CCP and shall be based upon the "as received" moisture content for the CCP each month. The amount per Ton of this excess moisture adjustment shall be calculated according to the following formula:
         The adjustment shall be $0.25 per Ton multiplied by the number of percentage points (or portions thereof by which the "as received" moisture content of CCP supplied hereunder exceeds 8%. No adjustment shall be made if the "as received" moisture content is less than 8%. The excess moisture adjustment is further detailed and illustrated in Annex C and such adjustments shall be made in accordance with Annex C. This adjustment in price is in addition to any other remedies provided under this Agreement or at law.
         5.01 BILLING AND PAYMENT. For all CCP delivered by barge, SELLER shall provide PURCHASER with a multiple copy shipping notice form that accurately describes each Shipment. Such form shall be prepared by SELLER to incorporate
SELLER's  name,   shipment  date,   destination   point,   origin,   PURCHASER's
transportation contract identification, barges by number, purchase

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order  number,  weight and any other  applicable  data  which may be  reasonably required. One copy of such form shall be retained by SELLER, and the remaining copies shall be transmitted to the carrier at the time the barges are moved. Upon delivery, the carrier shall forward such form to PURCHASER's destination plant. In addition, promptly after loading each barge Shipment, SELLER shall fax PURCHASER a notice of shipment which shall include SELLER'S name, barge numbers, tonnage shipped, date of shipment, and other such information as pertinent and required by PURCHASER from time to time.
         For CCP delivered by truck, SELLER will provide properly completed shipping notices with each truck delivery on forms furnished by PURCHASER.
         Payment at the then current Billing Price for CCP delivered during the periods consisting of the first fourteen ( 14) days of each month and from the fifteenth day through the end of the month will be made within ten (10) days after the close of the period.
         Within fifteen (15) days after the close of each calendar month, a report shall be submitted by PURCHASER to SELLER showing the computation of adjustments required to determine the Billing Price to be paid for CCP received during the preceding month, and in the event of any underpayment or overpayment, the difference shall be applied to SELLER's account.
         6.01 SHIPMENT: TRUCK. Where delivery of CCP is by truck, Seller will arrange for the proper dump trucks or dump trailers to transport the CCP to the delivery point specified in the Purchase Order. Such dump trucks and dump trailers shall not have cross beams installed in the cargo area that could damage the sampling auger and all trucks will be required to have in-cab tailgate releases. Additionally, all trailers will be required to have a RF (Radio Frequency) tag attached. All trucks and trailers operated on properties of Purchaser shall comply with all applicable federal and state safety standards. If required by Purchaser, each vehicle shall be furnished an identity number, which must be affixed to the vehicle, to gain admittance to the


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designated  delivery  point.  Seller  will  employ  or  utilize  only  competent commercially licensed truck drivers and will be responsible for compliance by such drivers with PURCHASER's rules and requirements, including speed limits and weight limits on roads within PURCHASER's properties. Such drivers shall comply
with  the  requirements  for  loading,  transporting,   weighing,  sampling  and
unloading of CCP delivered hereunder, in the manner and at locations on PURCHASER's properties as given by the manager of the designated delivery point or his representative, and such drivers will cooperate with PURCHASER's CCP-receiving employees and other suppliers in a manner so as not to interfere with any of PURCHASER's operations. CCP may be delivered to the designated delivery point according to the then current operating schedule for CCP receipts in effect at the delivery point. It shall be SELLER's responsibility to determine the schedule in effect and comply therewith in all respects.
         The operation of vehicles which are excessively heavy in weight has an adverse effect on roads within PURCHASER's properties. CCP shall be delivered on PURCHASER's properties in dump trucks or dump trailers having gross vehicle weights including cargo not exceeding 44,000 pounds for two axles, 66,000 pounds for three axles, 82,500 pounds for four axles, 88,000 pounds for five axles and 92,400 pounds for six axles. Any truck shipment exceeding the applicable gross vehicle weight may be rejected. PURCHASER at its option may accept overweight trucks but in such case PURCHASER will only be obligated to pay for the cargo amount which combined with the vehicle weight equals the gross load limit as outlined herein.
         6.02 SHIPMENT: BARGE. At any time during the term of this agreement PURCHASER may require SELLER, upon thirty (30) days notice, to deliver all or a portion of the CCP sold hereunder by barge from the barge loading facility in the Port Birmingham area to PURCHASER'S other facilities or other destinations within the Southern electric system as specified by PURCHASER.
         Shipment and receipt of CCP under this Agreement shall be made in accordance with the PURCHASER barge contracts. If any applicable barge contract is amended supplemented or replaced,

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subsequent  shipments and receipts shall be made in accordance with the terms of the applicable barge contract, as amended, supplemented or replaced.
         Shipping schedules shall be coordinated by PURCHASER'S and SELLER'S Transportation Coordinators in accordance with monthly quantities of CCP to be delivered under this Agreement. SELLER shall load the equipment in a timely and appropriate manner that coincides with the loading times specified in the applicable barge contract.
         6.03 FREIGHT CHARGES, TITLE AND RISK OF LOSS - BARGE DELIVERIES. PURCHASER shall pay all freight and other charges imposed by the Barge Carrier applicable to the destination of the shipment. Title to and risk of loss of the CCP shall pass to PURCHASER at the time the CCP is loaded into barges in the Port Birmingham area.
         6.04 FREIGHT CHARGES, TITLE AND RISK OF LOSS - TRUCK DELIVERIES. SELLER shall pay all freight and other charges imposed by the trucking company delivering the CCP to PURCHASER'S designated plant. SELLER shall bear the risk of loss of each shipment until each shipment has been properly unloaded at PURCHASER'S designated plant and title shall remain with SELLER until each shipment is properly unloaded at PURCHASER'S designated plant.
         7.01 QUANTITY REQUIREMENTS (BASE TONNAGE). For the period January 1, 1997 through December 31, 1999, PURCHASER will purchase 250,000 tons per year (20,833 tons per month). In addition, PURCHASER shall have the right to purchase monthly nominations up to an additional 20,833 tons per month for each six (6) month period beginning in January and July during this period by notifying SELLER sixty (60) days in advance of each six (6) month period. For the period January 1, 2000 through December 31, 2001, PURCHASER shall have the right to purchase up to 41,667 tons per month for each six (6) month period during this period by notifying SELLER sixty (60) days in advance of each six (6) month period.

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         In the event  that  PURCHASER desires  to buy  spot  coal,  at any time during the term of this Agreement, SELLER shall have the right of first refusal on the amount of tons between the monthly nomination and 41,667 tons per month.
         7.02  QUANTITY   REQUIREMENTS  (OPTION  TONNAGE).   SELLER  shall  give
PURCHASER right of first refusal on option tonnage between 41,667 and 83,333 tons per month. Otherwise, option tonnage may be supplied by SELLER and purchased by PURCHASER by mutual agreement. Option tonnage pricing will be described in Section 4.02.
         8.01 WEIGHING. For CCP loaded in the Port Birmingham area weighing will be done in the Port Birmingham area by Combustion Testing & Engineering, Inc.
         For CCP delivered to PURCHASER by truck, the weight of CCP delivered and sold hereunder shall be determined by PURCHASER at the destination on truck scales, certified in accordance with the procedures and requirements of the State of Alabama Division of Weights and Measures. Said trucks shall be weighed loaded and empty and the difference shall be the net weight of the CCP delivered.
         9.01 GUARANTEED SPECIFICATIONS. The CCP sold by SELLER hereunder shall be three inches and under in size (3 " x 0") as defined in the then-current ASTM Designation D-43 1 Standard for Designating Size of CCP; shall not contain greater than twenty percent (20%) particles less than one quarter (1/4) inch in size (if, in PURCHASER'S sole judgment, handling problems occur at the destination because of size consistency, SELLER agrees to take reasonable corrective action acceptable to PURCHASER); shall be substantially free of bone, slate, shale, rock, dirt, and clay, and substantially free of extraneous material, including, but not limited to, plastic, rubber, iron, wood and other waste materials; and shall conform to the following on an "as received" basis:


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                                            As Received Guaranteed
                                            Specifications Per Shipment

         Max. % Moisture (total)                     8.0

         Max. % Ash                                  14.0

         Max. Sulfur lbs/MMBtu                       0.60

         Min. % Volatile Matter                       30

         Min. Ash Fusion Temp.                       2400(degrees)F
         Softening (H=W Reduc. Atmos.)

         Min. Grindability                            50

         Min. Calorific Value (Btu/lb)               12,000

         9.02 TERMINATION OF AGREEMENT BY BUYER FOR OPERATIONAL PROBLEMS. PURCHASER and SELLER acknowledge that as of the date of this Agreement, CCP is a new product which has not been commercially used as a fuel for electric generating plants and that certain operational problems may arise in the future with respect to the handling or use of CCP at one or more of the Plants. If, in PURCHASER's sole judgment exercised in good faith, the handling or use of CCP causes or creates any problem in the operation of any Plant, then PURCHASER may terminate this Agreement by notifying SELLER, as provided in Section 23.01, at least thirty days prior to the effective date of termination. Upon such termination, PURCHASER shall have no further obligation to SELLER under this Agreement, except with respect to payments for Shipments made prior to such termination. Notwithstanding any other provision of this Agreement, PURCHASER shall not be required to operate or maintain any Plant outside of normal operating procedures in order to handle or use CCP at such Plant, nor shall
PURCHASER be required to make any capital modifications or additions to such Plant in order to accommodate the handling or use of CCP at such Plant. If, in PURCHASER's sole judgment exercised in good faith. the quality or characteristics of

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CCP are  incompatible  with other  coal  purchased  for use at any  Plant,  then
PURCHASER may terminate this Agreement pursuant to this Section 9.02.
         10.01 SAMPLING AND ANALYSIS. PURCHASER shall collect representative samples at the unloading site of each shipment of CCP shipped by truck; in addition, SELLER shall collect representative samples for CCP loaded in barges at the Port Birmingham loading facility. Samples shall be collected in accordance with procedures and methods which are based on ASTM standards and mutually acceptable to PURCHASER and SELLER. PURCHASER shall analyze all samples of CCP collected by PURCHASER and SELLER in accordance with procedures set forth in the attached Annex D. PURCHASER shall have the right at its option, however, to contract with an independent, qualified, commercial testing laboratory to perform the analyses of the samples referred to above. SELLER may observe any sampling, sample preparation, and/or analysis performed by PURCHASER or its designated commercial laboratory. PURCHASER may observe any sampling and/or sample preparation performed by SELLER for samples taken in the Port Birmingham area. If in PURCHASER's sole opinion operational problems occur, with the sampling, sample preparation, and/or procedure. the parties will discuss steps to resolve the operational problem including modifications to the COVOL Coal Process.
         All samples  collected  shall be divided by PURCHASER into at least two
(2) parts and put in suitable airtight containers, the first container in each case to be used for analysis by PURCHASER, or its designated commercial laboratory, and the second container in each case to be held available by PURCHASER for a period of thirty (30) days from actual date of receipt of CCP by PURCHASER, properly sealed and labeled, to be analyzed if a dispute arises between PURCHASER and SELLER.
         11.01 REJECTION OF CCP FOR CCP QUALITY DEFICIENCIES. In addition to and not as a limitation upon other rights of PURCHASER hereunder, PURCHASER shall have the right to refuse and reject any Shipment of CCP under any one or


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more  of the  following  circumstances:  (a)  the  Shipment  fails  by  analysis
(including in-transit analysis as provided for in Section 11.01) to comply with any one or more of the Guaranteed Specifications set forth in Section 9.01; (b) the Shipment fails in any manner to comply with the CCP size specified in
Section 9.01; (c) the Shipment is delivered in equipment other than as specified herein; (d) the Shipment contains extraneous material; or (e) the Shipment fails to comply with the loading requirements set forth in Sections 6.01 and 6.02. PURCHASER shall give prompt notice to SELLER of any such rejection of Shipments. After receipt of such notification, SELLER shall not resume Shipments until CCP quality or other condition causing rejection has been corrected to PURCHASER'S satisfaction. In the event that PURCHASER rejects any Shipment, SELLER shall
immediately  remove,  at  SELLER's  expense,   such  Shipment  from  PURCHASER'S
facilities or from transportation equipment and shall reimburse PURCHASER for all costs and expenses, including (but not limited to) transportation costs, incurred by PURCHASER in connection with such Shipment. PURCHASER may deduct all such costs and expenses from any sum owed by PURCHASER to SELLER.
         The foregoing notwithstanding, it shall be the responsibility of SELLER to ensure that the sulfur content of CCP delivered does not exceed the Guaranteed Specification for sulfur provided in Section 9.01 and failure to do so shall constitute a material breach of SELLER's obligation and guarantee. SELLER acknowledges that the delivery of CCP exceeding the guaranteed sulfur content may cause PURCHASER to incur substantial damages and have fines or penalties assessed against it by regulatory agencies, and SELLER further acknowledges that in the event of such breach, PURCHASER may pursue any and all remedies available at law and under this Agreement.
         In addition to the provisions set forth in Section 10.01 regarding sampling, PURCHASER shall have the right to take samples of Shipments while they are in transit and to analyze such samples, for the purpose of determining whether to accept or to reject any such Shipments for failure to comply with the Guaranteed Specifications set forth in Section 9.01 or other terms and conditions

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of this Agreement.  If any of such Shipments are accepted,  the samples taken in transit and results of such analyses shall not be used for other purposes and shall not affect PURCHASER's right to collect samples of such shipment(s) at the unloading facility.
         11.02 SUSPENSION OF SHIPMENTS FOR DEFICIENCIES. In addition to and not in limitation of the rights set forth above in Section 11.01, PURCHASER shall have the right to suspend Shipments immediately, by giving verbal or written notice to SELLER, under any one or more of the following circumstances: (a) any Shipment fails to comply with any one or more of the Guaranteed Specifications set forth in Section 9.01 (b) any Shipment contains extraneous material; (c) any Shipment fails to comply with the CCP size requirements specified in Section 9.01, or (d) any Shipment fails to comply with the loading requirements set forth in Sections 6.01 and 6.02. Shipments in transit at the time of notification of suspension may be accepted, at PURCHASER's sole option. After notice of any such suspension, PURCHASER may terminate this Agreement unless SELLER gives reasonable assurance within fifteen (15) days after receipt of said notice that it will and can comply with the Guaranteed Specifications stated in
Section 9.01 and the other requirements of this Agreement. Four (4) or more suspensions in any 90-day period shall be deemed a material breach of this Agreement, for which PURCHASER shall have the unilateral right, exercised in its sole discretion, to immediately terminate this Agreement by giving notice of the termination to SELLER as provided in Section 25.01. Assurance by SELLER that it can comply may, at PURCHASER's option, be provided by means of a complying test Shipment scheduled and sampled by such method as shall be acceptable to PURCHASER or by other means acceptable to PURCHASER. All special handling costs, including (but not limited to) stockpile segregation, transportation routing etc., associated with the test Shipment shall be borne by SELLER. If analysis by PURCHASER shows the test Shipment to be in compliance with each of the requirements set forth herein, deliveries shall be permitted to resume. PURCHASER shall have the sole right to determine if SELLER shall be allowed to make up any tonnage not delivered during the period Shipments were suspended. The price to be paid for any such make-up tonnage is the price that would have been in effect at the time the CCP was originally scheduled to be delivered under the terms of this Agreement. For purposes of this Section 11.02, the make-up of tonnage not delivered during any suspension shall be made up on a pro-rata, monthly basis as specified by PURCHASER in writing to SELLER.
         If PURCHASER does not receive, within fifteen (15) days of the date of the notice of suspension provided in this Section 11.02, adequate assurance of SELLER's ability to deliver CCP which complies with the requirements set forth herein or if the test Shipment fails to comply with such requirements, PURCHASER shall so notify SELLER of such failure and may, at PURCHASER's option, terminate this Agreement immediately by giving notice of the termination to SELLER as provided in Section 25.01. In the event of rejection of any Shipment followed by termination of this Agreement, SELLER shall reimburse PURCHASER for any and all transportation costs associated with rejected Shipments and/or termination which may be incurred by PURCHASER and shall promptly remove all such rejected Shipments at SELLER's expense. PURCHASER's rights of rejection, suspension and termination set forth in this Agreement are in addition to any other remedies provided by this Agreement or at law for SELLER's failure to deliver CCP in compliance with this Agreement.
         11.03 TERMINATION OF AGREEMENT FOR DEFICIENCIES. In addition to and not as a limitation upon other rights of PURCHASER, if twenty percent (20%) of Shipments delivered during a thirty (30) consecutive day period, following notice of deficiency to SELLER given pursuant to Sections 11.01 and 11.02, fails to comply with any one or more of the Guaranteed Specifications set forth in
Section 9.01, then such failure shall constitute a material breach of this Agreement; and PURCHASER shall have the right to terminate this Agreement immediately by giving notice of the termination to SELLER as provided in Section 25.01.

         In the event  PURCHASER  terminates  this Agreement  under this Section
11.03 or Section  11.02 or  suspends  Shipments  pursuant to the  provisions  of
Section 11.02, and in addition to PURCHASER's other rights and remedies under this Agreement or as provided at law, SELLER shall be liable to PURCHASER for breach of this Agreement and shall reimburse PURCHASER for any and all costs incurred by PURCHASER under this Agreement and other contracts with transportation contractors which result from such termination or suspension of Shipments.
         11.04 CANCELLATION. In addition to and not in limitation of the rights set forth above in Sections 11.01, 11.02, and 11.03 and the rights and remedies available at law and under other provisions of this Agreement, PURCHASER shall have the right to cancel the remaining Shipments to be delivered under this Agreement immediately by giving written notice to SELLER, as provided in Section 25.01, under any one or more of the following circumstances: (a) thirty percent (30%) of Shipments of CCP delivered by SELLER fail to comply with any one (1) or more of the Guaranteed Specifications set forth in Section 9.01 averaged over two (2) consecutive calendar months; or (b) SELLER engages in any fraudulent or illegal conduct in connection with its performance under this Agreement.
         12.01 BUYOUT OPTION. At any time during the term of this Agreement, PURCHASER may terminate this Agreement by giving SELLER 180 days' notice thereof as provided in Section 25.01; and within 180 days of giving such notice, PURCHASER shall pay SELLER an amount equal to ten percent ( 10%) of the initial Base Price per ton effective January 1, 1997 multiplied by the remaining Tons scheduled to be delivered under this Agreement. Upon SELLER's receipt of such payment, this Agreement shall terminate without any further liability to either party hereunder, except with respect to CCP delivered prior to such termination.
         13.01 CANCELLATION FOR UNREMEDIED BREACH. In the event of the failure of either party to comply in good faith with any or all of its respective obligations as set forth in this

Agreement, the party not in default shall have the right to cancel this Agreement at any time by giving notice of its intention to do so to the other party as provided in Section 25.01, which notice shall specify the default. At the expiration of thirty (30) days after the date of such notice, unless the party in default shall have cured such default, the party not in default shall have the right, at its sole election, to cancel this Agreement immediately with no liability therefor.
         In addition to and not as a limitation upon other rights of PURCHASER or SELLER hereunder, either party may elect, at its sole option, to forego its right to terminate this Agreement upon the other party's default under this Agreement, as provided in this Section 13.01, and may require, in lieu of cancellation, the other party to perform its obligations according to the terms and conditions of this Agreement.
         13.02 START UP REQUIREMENTS. If SELLER fails to meet Section 29 of IRS code requirements by January 1, 1997 or to meet either the quantity or quality requirements by April 1, 1997, PURCHASER may terminate this agreement in its entirety from written notice to SELLER pursuant to Section 25.01.
         14.01 FORCE MAJEURE. "SELLER's Force Majeure" as used herein shall mean a cause reasonably beyond the control of SELLER which, wholly or in substantial part, prevents the mining, processing, loading or delivery of CCP. "PURCHASER's Force Majeure" as used herein shall mean a cause reasonably beyond the control of PURCHASER which, wholly or in substantial part, directly or indirectly prevents or restricts the unloading, storing or burning of CCP by PURCHASER at PURCHASER's facilities. Examples (without limitation) of force majeure are the following: acts of God; acts of the public enemy; insurrections; riots; strikes; labor disputes; work stoppages; fires; explosions; floods; electric power failures; breakdowns of or damage to generating or preparation plants; interruptions to or contingencies of transportation, including (but not limited
to) force majeure as defined in the applicable tariff rail contract; embargoes; and orders or acts of civil or military authority (including, without limitation, a city or county ordinance, an act of a state legislature, or an act of the United States Congress); provided, however, for the purposes of this Agreement, force majeure shall not include, and neither party hereto shall be excused from performance because of, the development or existence of economic conditions which may adversely affect the anticipated profitability of such party's activities hereunder, acts or omissions of such party which constitute mismanagement or fraud on the part of such party, or reduced productivity of labor employed by such party in its activity hereunder.
         If, because of PURCHASER's Force Majeure, PURCHASER is unable to carry out its obligations under this Agreement, and if PURCHASER gives SELLER notice of such force majeure as provided in Section 25.01, the obligations and liabilities of PURCHASER and the corresponding obligations of SELLER shall be suspended to the extent made necessary by and during the continuance of such force majeure; provided, however, that the disabling effects of such force majeure shall be eliminated as soon as and to the extent possible (except that either party may settle any of its own labor disputes, strikes, or terminate any of its own lockouts in its sole discretion).
         If, because of SELLER's Force Majeure, SELLER is unable to carry out its obligations under this Agreement, and if SELLER gives PURCHASER notice of such force majeure as provided in Section 25.01, the obligations and liabilities of SELLER and the corresponding obligations of PURCHASER shall be suspended to the extent made necessary by and during the continuance of such force majeure; provided, however, that the disabling effects of such force majeure shall be eliminated as soon as and to the extent possible (except that either party may settle any of its own labor disputes, strikes, or terminate any of its own lockouts in its own sole discretion).
         Any deficiencies in the production, sale or purchase of CCP hereunder caused by force majeure shall be made up at PURCHASER's sole option. If PURCHASER desires, the term of this Agreement may be extended to make up any such force majeure deficiencies.

         It is agreed that in the event that any valid act, law, ordinance, rule or regulation of a municipality, county, state or the United States government, or final judicial decision, judgment or order, is adopted or passed after January 1, 1995, which either (a) directly prohibits the processing contemplated hereunder or (b) directly or indirectly imposes significant burdens or restrictions upon the burning or use of such CCP by PURCHASER to the extent that PURCHASER is unable or would not be allowed to utilize such CCP feasibly and economically in PURCHASER's sole discretion at any of its electric generating plants or would be allowed to utilize such CCP only after the installation or substantial renovation of plant equipment, then the existence and implementation of such act, law, ordinance, rule, regulation, decision, judgment or order shall constitute an event of permanent force majeure whereupon this Agreement may be terminated by the party so affected upon notice to the other party.
         Notwithstanding the provisions of this Section 14.01, a party not claiming force majeure may terminate this Agreement upon notice to the other party and without liability to the other party whenever all of the following circumstances exist: (a) a condition of force majeure occurs which causes the mutual obligations to be suspended as provided above with respect to the total quantity of CCP to be supplied; (b) such condition (alone or extended by other conditions of force majeure) continues so that the mutual obligations remain suspended for a period of six (6) consecutive months; and (c) at the end of said six (6) consecutive months or at any time thereafter, the party not claiming force majeure, in the exercise of reasonable judgment, concludes that there is little likelihood of ending the condition(s) in the immediate future. The party not claiming force majeure may exercise such right of termination by giving ninety (90) days' notice, as provided in Section 25.01, of its intention to terminate to the other party.
         15.01 CHANGES IN ENVIRONMENTAL RELATED REQUIREMENTS. The term "environmental related requirement," as used in this Agreement, means the following: (a) any prohibition, restriction, or limitation related to the quality of CCP which PURCHASER may burn, including any constituent specification, at any or all of its electric generating plants, or to the type or amount of emissions from any or all such plants; (b) any rule or requirement affecting the permissible means for complying with any such prohibition, restriction or limitation; or (c) any imposition of a cost, fee, tax or other economic burden on PURCHASER relating to (i) the production of electricity (generally or by means of CCP-fired steam electric generation), (ii) the quantity of CCP purchased and/or burned by PURCHASER, (iii) any constituent specification of CCP purchased by PURCHASER, or (iv) the type or amount of emissions from PURCHASER's electric generating plants. The term shall also be deemed to include PURCHASER's strategy for compliance with environmental related requirements. A change in environmental related requirements shall be deemed to have occurred in any one or more of the following circumstances: (a) there is any increase or decrease in existing environmental related requirements; (b) PURCHASER, in the exercise of its sole judgment. decides to change its strategy for compliance with any existing environmental related requirements; or (c) a new environmental related requirement is imposed on PURCHASER as a result of any federal or state statute, local ordinance, administrative regulation or ruling, court order, or any revision in any interpretation or implementation thereof. It is recognized that a change in environmental related requirements upon PURCHASER may occur even though stated as a restriction or limitation on, or requirement of, PURCHASER and its affiliates or some other group of utilities. It is further recognized that any change in environmental related requirements may affect PURCHASER in a general way and may not be directed at specific plants, fuels, fuel supplies or other operating conditions. In the event of a change in environmental related requirements, PURCHASER shall, in its sole judgment, determine how to comply with such change and whether PURCHASER's use of the CCP to be supplied hereunder has been adversely impacted. The provisions of this
Section 15.01 are intended to provide rights in addition to the rights provided in Section 14.01.

         The price, specifications, quantity and destination of CCP purchased hereunder are predicated on environmental related requirements in effect as of the effective date hereof. In the event and whenever after the effective date hereof, there is a change in environmental related requirements, PURCHASER shall determine whether such change has had or may have an adverse impact on its use of the CCP purchased hereunder. It is agreed that any change in environmental related requirements which has one or more of the following effects shall be deemed to have an adverse impact on PURCHASER's use of the CCP purchased hereunder, even though the statute, regulation, ruling or ordinance may allow PURCHASER a choice of options for complying with such changed environmental related requirements (which choice may include the payment of a fee or tax in lieu of the installation of equipment, or utilization of CCP of different constituent specifications, the reduction in the overall use of CCP by PURCHASER or the acquiring of an emission allowance or credit): (a) the change imposes a fee, tax, or other economic burden on PURCHASER relating to the constituent specifications of CCP purchased or burned by it or on the type or amount of emissions from PURCHASER's electric generating plants; (b) the change directly or indirectly prevents or restricts PURCHASER from utilizing the CCP purchased hereunder in one or more of its electric generating plants; (c) the change requires PURCHASER to install equipment (such as flue gas desulfurization equipment or particulate removal equipment) at one or more of its electric generating plants in order to comply with such change; or (d) the change requires or permits PURCHASER to utilize CCP of a quality (including, but not limited to, sulfur) different from that specified in Section 9.01 or requires the use of a fuel other than CCP.
         If PURCHASER determines that a change in environmental related requirements has had or may at a future date have an adverse impact on its use of the CCP purchased hereunder, PURCHASER shall so notify SELLER as provided in
Section 25.01. Upon receipt of such notice, SELLER shall have the right, at its option, to propose within thirty (30) days after receipt of such notice, any steps available to SELLER in its processing of the CCP, in the supply of substitute CCP, in the change in the price of the CCP, or other measure which would result in as low a delivered cost of fuel at PURCHASER's electric generating plant as PURCHASER could achieve by purchasing reasonably available substitute fuel, taking into consideration any fees, taxes, costs, or other economic burdens imposed on the use of CCP by PURCHASER. In the event PURCHASER, in its sole judgment, determines that SELLER cannot achieve this result, then PURCHASER may terminate this Agreement upon ninety (90) days' notice thereof as provided in Section 25.01. PURCHASER shall have the right to give such notice of termination at a time chosen by PURCHASER either before or after the effect of a change in environmental related requirements.
         The parties  hereto  acknowledge  that this  Agreement  is based on the assumption that the CCP to be delivered hereunder will enable PURCHASER to comply with the provisions of the Clean Air Act Amendments of 1990, judicial and administrative interpretations thereof, and regulations promulgated thereunder which exist as of January 1, 1995. If, at any time during the term of this Agreement, PURCHASER determines, in its sole judgment, that any operational or environmental compliance problem will result from the components or characteristics of SELLER's CCP or the products of its combustion (including, but not limited to, nitrogen oxide emissions) or any other constituent or property of the CCP not otherwise specified herein, SELLER and PURCHASER shall immediately enter into discussions in a good faith effort to resolve the problem. If such discussions fail to resolve such problem in a manner which, in PURCHASER's sole judgment, is reasonable and would not impose an unreasonable additional expense to PURCHASER, then PURCHASER shall have the right to terminate this Agreement by giving SELLER 30 days notice of PURCHASER's intention to do so as provided in Section 25.01. No expense contemplated by this
Section 15.01 shall be deemed reasonable if it would result in a delivered price of CCP hereunder in excess of the delivered price of competitive fuels or sources then available to PURCHASER.

         16.01 WARRANTIES. SELLER warrants that it has title or control of CCP in sufficient quantity and quality to satisfy the requirements of this Agreement, including without limitation the Guaranteed Specifications of Section
9.01. SELLER warrants that no outside sales to others will diminish the production of CCP to be supplied under this Agreement.
         17.01 INDEPENDENT CONTRACTOR. This Agreement is a contract for the sale and purchase of CCP. The parties recognize and agree that SELLER is not an agent or employee of PURCHASER nor any affiliate of PURCHASER and that SELLER is independent of any managerial or other control or direction by PURCHASER and is free to perform, by such means and in such manner as SELLER may choose, all work in pursuance of commitments hereunder.
         18.01 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns, as permitted under
Section 19.01.
         19.01 ASSIGNMENTS. Neither party may assign its rights under this Agreement without the non-assigning party's prior written approval. However, notwithstanding the above, PURCHASER may assign its rights, duties, obligations and interests in and to this Agreement to a subsidiary, affiliate or sister corporation; provided, however, that PURCHASER shall not be thereby relieved of its responsibilities or obligations hereunder. Furthermore, notwithstanding the above, SELLER may assign its rights, duties, obligations and interests in and to this Agreement to a parent, subsidiary, affiliate or sister corporation, provided, however, that SELLER shall not be thereby relieved of its responsibilities or obligations hereunder. This Agreement shall likewise apply to any successor of either PURCHASER or SELLER.
         IA addition to the above rights, PURCHASER may exercise its right to divert Shipments to other destinations under Section 6.01 or 6.02 without SELLER's consent or approval.
         20.01 ACCOUNTING AND AUDIT. SELLER shall keep full and complete books and records of its costs and expenses relating to the sale and delivery of CCP under this Agreement in accordance with sound and generally accepted accounting principles and shall retain such books and records for at least three (3) years after this Agreement is terminated or expires. SELLER shall also preserve in an orderly manner the records supporting all charges and adjustments to the Billing Price hereunder and shall make such records available to PURCHASER, its accountants, auditors or other authorized representatives, who shall, after giving adequate notice, be afforded access to and be permitted to examine such records at all reasonable times during normal business hours. In the event, upon audit, it is determined that claims made by SELLER for adjustments in price which were allowed to go into effect by PURCHASER were not properly calculated, adjustments shall be made promptly In billings hereunder for current CCP deliveries to reflect proper amounts of such adjustments; or if no billings are then due, payments reflecting the difference between the proper amounts determined by audit and the amounts paid shall be made. It is expressly understood and agreed that the provisions of this Section 20.01 shall survive the termination or expiration of this Agreement.
         21.01 SITE VISITS; CCP PROPERTY. PURCHASER or its designated agent shall have the right at all times, at its sole risk and expense, to enter upon the SELLER's property and/or other appropriate locations, whether such entry is announced or unannounced, for any of the following purposes: (a) to observe and examine the method, equipment and manner of mining, producing, storing, washing, blending, crushing, loading, unloading, transporting, sampling, weighing, analyzing, and other handling of CCP to be sold and delivered under this Agreement; (b) to take samples of CCP for PURCHASER's analyses; or (c) in connection with any accounting, audit, or examination of SELLER's records. PURCHASER's representative shall check in with the appropriate personnel at the entrance to SELLER's facility prior to entering onto SELLER's property. No observation or examination by PURCHASER shall be deemed as a waiver of any of PURCHASER's rights or relieve SELLER of any obligation of this Agreement.
         22.01 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any right hereunder, shall not be construed as a waiver of such provision or right. Time is of the essence of this Agreement.

         23.01 REMEDIES FOR BREACH. In the event of a breach for which PURCHASER terminates this Agreement or a breach resulting from SELLER's failure to deliver the amount of CCP required under this Agreement, SELLER shall be liable to PURCHASER for the difference between the market price of coal available at the time of such breach and the price provided for hereunder with regard to all conforming CCP not delivered under this Agreement. The market price of such replacement coal shall be determined conclusively to be the highest incremental cost to PURCHASER for coal of similar quality purchased during the three (3) months following breach by SELLER, whether or not such incremental coal v;as for the exact quantities, quality and delivery periods for CCP remaining to be delivered hereunder. This remedy shall be in addition to other remedies for breach available to PURCHASER under this Agreement or at law.
         24.01 REMEDIES CUMULATIVE. Except as otherwise provided herein, remedies provided under this Agreement shall be cumulative and in addition to other remedies provided at law or in equity.
         25.01 NOTICES. With the exception of SELLER's invoices or shipping notices as required by Section 5.01, any notice, request, protest, consent, demand, report or statement given by one party to the other shall be in writing and deemed duly received seventy-two (72) hours after it is deposited in the United States mail, by certified mail, postage prepaid, and properly addressed as follows:
         (1)      If the notice is to PURCHASER, to:
                  Vice President, Fuel Services
                  Southern Company Services, Inc.
                  P. O. Box 2625
                  14N-8163
                  Birmingham, AL 35202

                  With copy to:

                  Alabama Power Company

                  P. O.Box 2641
                  Birmingham, AL 35291-0480
                  Attention: Manager - Fuel Services

(or to such other person or addresses as PURCHASER shall have designated in writing to SELLER).

NOTE: Escalation notices should not be copied to Alabama Power Company.

         (2) If the notice is to SELLER, to:






(or to such other person or address as SELLER shall have designated in writing to PURCHASER).

         26.01 AGENT FOR PURCHASER. Southern Company Services, Inc., an Alabama corporation, is agent for PURCHASER and is designated to act for and on behalf of PURCHASER for the purpose of giving or receiving any notice, demand or request required or authorized by this Agreement, for the purpose of designating the quantity, size, destination and routing of Shipments to be made from time to time to PURCHASER hereunder, and for such other purposes as may Tom time to time be designated by PURCHASER. PURCHASER may change agent by giving notice thereof to SELLER as provided in Section 25.01.
         27.01 CAPTIONS. The captions to sections hereof are for convenience only and shall not be considered in construing the intent of the parties.
         28.01 APPLICABLE LAW. All questions concerning the execution, construction, performance, breach or enforcement of this Agreement shall be construed under the substantive laws of the State of Alabama and not just the Alabama laws regarding conflicts of laws.
         29.01 COMPLIANCE WITH LAWS AND REGULATIONS. In connection with the performance of this Agreement, SELLER agrees to comply in all material respects with governmental laws and regulations, including (but not limited) to those set forth in Annex E attached hereto. SELLER agrees and warrants that it or its agent will acquire and maintain, in a timely manner, all licenses and permits required by governmental authorities to engage in the mining, processing, and selling of CCP and to otherwise perform its obligations under this Agreement.
         30.01 ENTIRE AGREEMENT. This instrument contains the entire Agreement between the parties; and there are no representations, understandings or agreements, oral or written, which are not included herein. This Agreement cannot be changed except by duly authorized representatives of both parties in writing.
         31.01 CONFIDENTIAL AND PROPRIETARY INFORMATION. The terms and conditions (including, but not limited to prices) set forth in this Agreement are considered by both PURCHASER and SELLER to be confidential and proprietary information. Neither party shall disclose any such information to any third party without advance written consent of the other (which consent shall not be unreasonably withheld) except where such disclosure may be required by law, regulation or regulatory agencies having jurisdiction over SELLER or PURCHASER or is required in connection with the assertion of a claim or defense in judicial or administrative proceedings involving the parties hereto, in which event the party intending to make such disclosure shall advise the other in advance and cooperate to the extent practicable to minimize the disclosure of any such information. For purposes of this Section 31.01, the term "third party" shall not include a parent, subsidiary, affiliate or sister corporation of either party hereto.
         32.01 CONTRACT TERMS BINDING ON PARTIES' EMPLOYEES' SUPPLIERS AND SUB-CONTRACTORS. Each party shall require each of its employees, suppliers, and sub-contractors performing obligations under the Agreement or having access to the Agreement in the performance of duties for such party to be bound by the terms and conditions of the Agreement, including without limitation the terms containing obligations and responsibilities respecting CCP Property and confidentiality of information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized "hereunto.
ATTEST:                                         PURCHASER

/s/ Shirley A. Thomas                            Ben M. Gutten
Assistant Secretary                              Its: Executive Vice President

                                                 Date Executed April 15, 1996



ATTEST:                                              SELLER


/s/ Michael S. Bodon                             /s/ Kirby Cochran
Secretary                                            Its: President

                                                 Date Executed April 16, 1996








                                                            04/11/96 8:30:52AM

                                                      Annex A
                                             Reference to Section 4.05

                                     COMPUTATION OF CALORIFIC VALUE ADJUSTMENT
                                               TO THE BILLING PRICE

This adjustment is to adjust the amount per ton to be paid by PURCHASER for CCP delivered in each month as a result of the extent by which the Calorific value of such is greater than or is less than 12,000 Btu's per pound of coal.

Determination of the Calorific Value Adjustment is made as follows:

                                    (X)               (Y)             (Z)

                                    Base Factor  Hypothetical Months

                                  At the              At a           At a
                               Specification         Month's        Month's
                                 Calorific          Calorific      Calorific
                                  Value of           Value of       Value of
                                12 000 Btu/lb     12 200 Btu/lb   11.800 Btu/lb


ITEM

1.       Per ton -
         FOB Price
         (Billing Price)            $ 22.00          $ 22.00           $ 22.00

2.       Calorific Btu Value
         Per Pound                  12,000            12,200           11,800

3.       Calorific Adjustment                         12,200           11,800
         Fraction                                     12,000           12,000

4.       Calorific Adjustment
         Factor                                        1.017             .983

                                                                    Continued

                                                      Annex A
                                             Reference to Section 4.05

                                     COMPUTATION OF CALORIFIC VALUE ADJUSTMENT
                                               TO THE BILLING PRICE

                                   (X)                 (Y)             (Z)
                                Base Factor     Hypothetical Months

                                  At the               At a           At a
                               Specification         Month's         Month's
                                Calorific           Calorific       Calorific
                                 Value of            Value of        Value of
                               12.000 Btu/lb       12.200 Btu/lb   11.800 Btu/lb

ITEM

5.       Adjusted Basis                                22.37           21.63

Figures used in Columns (x), (y) and (z) of Items 1 through 6 are purely hypothetical and are used for illustrative purposes only.

                                                      Annex B
                                             Reference to Section 4.06

                                       COMPUTATION OF EXCESS ASH ADJUSTMENT

The adjustment to the Billing Price to be paid by PURCHASER on a per ton basis for coal for which the actual "as received" ash content that exceeds 14.00% is calculated as follows:

         Assume that the following Shipments are received:

                                                              Actual Per Train
                                                              "As Received"
                                            Month             Ash Content

                                            No. 1             13.50%
                                            No. 2             15.50%
                                            No. 3             14.50%

Examples of Calculations

(a)      Adjustment for Shipment No. 1

         No adjustment because the "as received" ash content is less than 14.00%

(b)      Adjustment for Shipment No. 2

         $.45 x (15.50 - 14.00) = $.68 per ton

(c)      Adjustment for Shipment No. 3

         $.25 x (14.50 - 14.00) = $.13 per ton

                                                      Annex C
                                             Reference to Section 4.07

                                     COMPUTATION OF EXCESS MOISTURE ADJUSTMENT

The adjustment to the Billing Price to be paid by PURCHASER on a per ton basis for coal for which the actual "as received" moisture content that exceeds 8.00% is calculated as follows:

         Assume that the following Shipments are received:

                                                              Actual Per Train
                                                              "As Received"
                                            Month             Moisture Content

                                            No. 1             7.50%
                                            No. 2             9.50%

Examples of Calculations

(a)Adjustment for Shipment No. 1

         No adjustment because the "as received" moisture content is less than 8.00%

(b)      Adjustment for Shipment No. 2

         (9.50 - 8.00) x $.25 = $.375 per ton

                                     Annex D
                        Reference to Section 10.01, 4.05

                 COAL SAMPLE PREPARATION AND ANALYSIS LABORATORY
                                   PROCEDURES

Procedures utilized by Alabama Power Company for coal sample preparation and analysis will be performed manually or by utilization automated equipment which conforms with the referenced ASTM Standards:

1.       Total Moisture in Coal - (Air drying will be
         continued for predetermined  time  necessary
         to  achieve a loss in weight or no more than
         0.1 percent per hour).                                      ASTM D-2013

2.       Preparing Coal Samples for Analysis                         ASTM D-2013

3.       Moisture in the Analysis Sample of Coal                     ASTM D-3173

4.       Ash in the Analysis Sample of Coal                          ASTM D-3174

5.       Gross Calorific Value of Coal by the                        ASTM D-2015
         Adiabatic Bomb Calorimeter or
         Gross Calorific Value of Coal by the                        ASTM D-3286
         Isoperibol Bomb Calorimeter

6.       Total Sulfur in the Analysis Sample of Coal                 ASTM D-4239
         Using High Temperature Tube Furnace
         Combustion Method

7.       Volatile Matter in the Analysis Sample of Coal              ASTM D-3175

8.       Fusibility of Coal Ash                                      ASTM D-1857

9.       Grindability of Coal by The Hardgrove                        ASTM D-409
         Grindability Machine Method (No. 8 coal
         samples will be used for this analysis)

10.      Fixed Carbon is a calculated value. Fixed                   ASTM D-5142
         Carbon is the resultant of the summation of              or ASTM D-3172
         percentage moisture, ash and volatile matter subtracted from 100. All percentages used in the calculation must be on the same moisture basis.

Continued

                                     Annex D
                        Reference to Section 10.01, 4.05

                 COAL SAMPLE PREPARATION AND ANALYSIS LABORATORY
                                   PROCEDURES

11.      Nitrogen in Me Analysis Sample of Coal                      ASTM D-5373
                                                                  or ASTM D-3179

12.      Calculating Coal Analyses from As-Determined                ASTM D-3180
         to Different Basis

                                     Annex E

                    AGREEMENT AND CERTIFICATION OF COMPLIANCE
                        WITH FEDERAL LAWS AND REGULATIONS

Alabama Power Company is a government contractor under an Area-Wide Utilities Service Contract with the General Services Administration of the United States Government. The Seller agrees that the provisions referred to below shall, as if set forth herein in full text, be incorporated into and form a part of every contract or purchase order as may be entered into between the Seller and Alabama Power Company after the date set out below if the amount and circumstances of each such contract or purchase order meet the criteria set out in each of the provisions referred to below for incorporation of the provision into contracts or purchase orders between Alabama Power Company and others.

(1)      52.219-8          Utilization  of  Small  Business  Concerns  and Small
                           Disadvantaged Business Concerns

(2)      52.219-8          Small  Business  and  Small   Disadvantaged  Business
                           Subcontracting Plan

(3)      52.220 3          Utilization of Labor Surplus Area Concerns

(4)      52.220-4          Labor Surplus Area Subcontracting Program

(5)      52.222 4          Contract Work Hours and Safety Standards Act -
                           Overtime Compensation - General

(6)      52.222-26         Equal Opportunity

(7)      52.222-35         Affirmative  Action for Special  Disabled and Vietnam
                           Era Veterans

(8)      52.222-36         Affirmative Action for Handicapped Workers

(9)      52.223-2          Clean Air and Water

This Agreement shall remain in effect and binding upon the Seller. Upon the Seller's request, Alabama Power Company will provide the full text of any of the above provisions of clauses incorporated herein by reference.

Name of Contractor:____________________________________(Firm)
By:__________________________________________________(Individual's Name)
Its:__________________________________________________(Title)
Date:_________________________________________________






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